UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Earliest event reported) December 21, 2005

                           BIOPHAN TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

         Nevada                          0-26057                 82-0507874
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(State or other jurisdiction          (Commission               (I.R.S. Employer
     of incorporation)                file number)           Identification No.)

        150 Lucius Gordon Drive, Suite 215
             West Henrietta, New York                                14586
        ----------------------------------------                   ---------
        (Address of principal executive offices)                   (Zip code)

                                 (585) 214-2441
                        --------------------------------
                         (Registrant's telephone number
                              including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

On December 21, 2005, we entered into a letter agreement (the "Amendment") to amend the Securities Purchase Agreement (the "Agreement") dated November 30, 2005 between us and Myotech, LLC, a New York limited liability company ("Myotech"). Pursuant to the Agreement, we acquired an initial 35% minority interest in Myotech by the exchange of newly issued shares of our common stock for newly issued Class A (voting) units of Myotech. The significant terms of the Agreement were previously disclosed in a Current Report on Form 8-K dated November 30, 2005, which was filed on December 2, 2005.

The amended terms of the Agreement, as contained in the Amendment, now provide for the aggregate issuance of up to 8,142,622 (previously 7,977,000) Class A units of Myotech. We agreed to exchange 4,923,080 (previously 4,923,020) shares of our common stock for 3,768,488 (previously 3,687,719) Class A units of Myotech, and we may acquire up to an additional 4,374,134 (previously 4,289,281) Class A units for further cash consideration, as described in greater detail in
Item 2.03 below. As previously disclosed and as originally set forth in the Agreement, we will also receive .25 warrants (the "Warrants") for each Class A unit purchased. The warrants will be exercisable upon issuance with a warrant price equal to $2.7434 per unit (previously $2.8035 per unit) and a warrant term of seven years from the date of issuance. These share and unit adjustments were made to reflect additional outstanding options and warrants of Myotech.

Also, the Amendment waives the completion of an Employment Agreement between Myotech and Jeffrey L. Helfer as a condition for closing the purchase. The parties instead agreed that Biophan would enter into an employment agreement with Mr. Helfer. Such agreement was entered into to be effective January 1, 2006 and is described under Item 5.02 below.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 21, 2005, certain outstanding items of the Agreement were satisfied, or otherwise waived as explained above, and we issued 4,923,080 shares of our common stock in exchange for 3,768,488 Myotech units.

As previously disclosed and as originally set forth in the Agreement, there are a total of four milestone payments. Upon the consummation of the additional elective milestone investments provided for in the Agreement, we may acquire up to a majority interest in Myotech.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed and as originally set forth in the Agreement, in addition to the issuance of shares of our common stock, we are obligated to purchase for cash consideration of $2.225 million an additional 811,037 (previously 802,568) Class A units of Myotech over a six-month period. We will have advanced $400,000 as of December 31, 2005. Thereafter, we will pay $456,250 on each of January 1, February 1, March 1, and April 1, 2006.

Further, at our discretion, we may purchase up to an additional 3,563,097 (previously 3,486,713) Class A units of Myotech for aggregate cash consideration of $9.775 million upon achievement of certain milestones satisfactory to us measured over a 24-month period. Upon the consummation of these additional elective milestone investments, we may acquire up to a majority interest in Myotech. Michael Weiner, our President and Chief Executive Officer, has an equity interest in an entity that owns Class A units of Myotech. In addition, Jeffrey Helfer and Stuart MacDonald, executive officers of Biophan, also own Class A units of Myotech.

An independent committee of the Board of Directors of Biophan, consisting of Steven Katz, Guenter Jaensch and Robert Bramson, negotiated, recommended and approved all terms of this transaction. Our Board of Directors, including the independent committee, determined that the transaction was in the best interests of Biophan and our stockholders. In addition, the independent committee received a fairness opinion from an NYSE-listed national investment banking firm stating that the deal was fair from a financial point of view to our stockholders.

Item 3.02.  Unregistered Sales of Equity Securities.

In accordance with the Agreement, as described in Item 1.01 above, we transferred 4,923,080 newly issued shares of our common stock, par value $.005 per share, to Myotech in exchange for 3,768,488 Class A units of Myotech. Our common stock was valued at $2.10 per share, and the Myotech units were valued at $2.7434 per unit. The shares will be issued in a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to the exemption set forth in Section 4(2)of the Act and Regulation D promulgated thereunder. As described in more detail under
Item 1.01 above, we will not receive any cash consideration for these shares of common stock. No underwriters were involved in the placement of the common stock. The shares are subject to the Rights Agreement (the "Rights Agreement") entered into by and among us, the Myotech members and Myotech, dated as of November 30, 2005. As previously disclosed and as originally set forth in the Rights Agreement, we have agreed to, among other things, register the Biophan shares issued to Myotech upon the later of (i) February 1, 2006, or (ii) 10 business days after the declaration of effectiveness of our currently filed registration statement (no. 333-128774).

Item 5.02. Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

In connection with the Agreement, to be effective January 1, 2006, we will enter into a new Employment Agreement with Jeffrey L. Helfer, currently our Vice-President-Engineering, who will be appointed to the position of Vice-President and General Manager - Cardiovascular Products, at an annual base salary of $180,000 and other terms similar to his current employment agreement.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. We will file an amendment to this Current Report on Form 8-K to include the financial statements of Myotech required by Rule 3-05(b) of Regulation S-X within 71 days after the date on which this Form 8-K was required to be filed.

(b) Pro forma financial information. We will file an amendment to this Current Report on Form 8-K to include the pro forma financial information required by
Article 11 of Regulation S-X within 71 days after the date on which this Form 8-K was required to be filed.

(c) Exhibits. The Agreement, the Amendment, the Rights Agreement, the form of Warrant and the Employment Agreement referenced herein are expected to be filed with our upcoming Form 10-Q filing, and the foregoing descriptions are qualified in their entirety by reference to such agreements.


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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BIOPHAN TECHNOLOGIES, INC.


                                                   /S/ Robert J. Wood
Date: December 28, 2005                            --------------------------
                                                          (Signature)

                                                   Robert J. Wood
                                                   CFO, Treasurer, Secretary
                                                   (Principal Financial Officer)